Exhibit 99.1

Arc Logistics Partners http://arcxlp.com

Arc Logistics Partners LP Announces Fourth Quarter and Full Year 2014 Results

NEW YORK, March 11, 2015 (GLOBE NEWSWIRE) -- Arc Logistics Partners LP (NYSE: ARCX) (“Arc Logistics” or the “Partnership”) today reported its financial and operating results for the fourth quarter and fiscal year ended December 31, 2014.

The Partnership completed its initial public offering (“IPO”) on November 12, 2013, and as a result, portions of the fourth quarter and full year 2013 reporting periods relate to the financial and operating results of the Partnership’s predecessor entity, Arc Terminals LP, which are not necessarily representative of the results for Arc Logistics following the completion of the IPO and related transactions.

During the year ended December 31, 2014, the Partnership:

•	Reported revenue, net income and Adjusted EBITDA of $54.9 million, $1.3 million and $30.2 million, respectively

•	Generated distributable cash flow of $24.1 million

•	Increased the annualized cash distribution from $1.55 per unit as of December 31, 2013 to $1.64 per unit as of December 31, 2014

•	Extended its operational footprint and customer relationships into the West Coast market by executing a fifteen-year lease on a petroleum products terminal in Portland, OR

During the fourth quarter of 2014, the Partnership:

•	Reported revenue, net loss and Adjusted EBITDA of $13.3 million, $5.0 million and $7.4 million, respectively

•	Generated distributable cash flow of $5.8 million

•	Declared a quarterly cash distribution of $0.41 per unit for the fourth quarter ended December 31, 2014

For additional information regarding the Partnership’s calculation of Adjusted EBITDA and distributable cash flow, which are non-generally accepted accounting principle (“GAAP”) financial measures, and a reconciliation of net income to Adjusted EBITDA and distributable cash flow, please see below in this release and the accompanying tables.

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Fourth Quarter and Full Year Financial and Operating Results

The Partnership reported a fourth quarter 2014 net loss of $5.0 million, a decrease of $5.3 million over fourth quarter 2013 net income. The year-over-year decrease was driven by a non-cash long-lived asset impairment related to the Partnership’s Chillicothe, IL terminal of $6.1 million, $1.6 million of rent expense associated with the Portland, OR terminal lease and $1.7 million of unit-based compensation associated with the Partnership’s Long-Term Incentive Plan, partially offset by an increase in equity earnings from the Partnership’s interest in Gulf LNG Holdings Group, LLC of $1.2 million and a decrease in interest expense of $2.8 million.

For the fourth quarter of 2014, the Partnership generated $7.4 million of Adjusted EBITDA, a 4% increase over fourth quarter 2013 Adjusted EBITDA. The year-over-year increase in Adjusted EBITDA was driven by customer activity at the Partnership’s new Portland, OR terminal, the execution of new customer agreements in Blakeley, AL, Cleveland, OH, and Brooklyn, NY, offset by expiring customer agreements in Baltimore, MD, Blakeley, AL, Chickasaw, AL and Saraland, AL.

In the fourth quarter of 2014, the Partnership invested $0.5 million of growth capital to: (i) complete the installation of a permanent boiler system in Chickasaw, AL; (ii) enhance the asphalt blending systems in Mobile, AL; and (iii) expand the aviation gasoline system in Toledo, OH in connection with a new customer agreement.

As of December 31, 2014, the Partnership's storage capacity increased by approximately 1.5 million barrels, or 30%, to approximately 6.4 million barrels compared to December 31, 2013. The year-over-year increase was due to the storage capacity associated with the Portland, OR terminal lease transaction.

The Partnership’s throughput activity decreased by 6.1 mbpd, or 9%, during the fourth quarter of 2014 compared to the fourth quarter of 2013. The year-over-year decrease in throughput activity was due to reduced customer activity in Baltimore, MD, Blakeley, AL, Chickasaw, AL and Saraland AL, offset by increased customer activity in Cleveland, OH, Mobile, AL and Selma, NC, and the addition of the Portland, OR terminal.

The Partnership's revenues increased by approximately $0.8 million, or 6%, to $13.3 million during the fourth quarter of 2014, compared to the fourth quarter of 2013. The year-over-year increase in revenues was due to: (i) customer activity at the new Portland, OR terminal; (ii) the execution of new short-term customer agreements in Cleveland, OH; and (iii) an increase in ancillary services provided to the Partnership's customers in its Gulf Coast facilities and the new Portland, OR terminal. These increases in revenue were offset by reduced customer activity and the expiration of customer agreements in Baltimore, MD, Blakeley, AL, Chickasaw, AL and Saraland, AL.

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The Partnership's operating expenses increased by approximately $1.4 million, or 27%, to $6.5 million during the fourth quarter of 2014, compared to the fourth quarter of 2013. The year-over-year increase in operating expenses was the result of activities at the new Portland, OR terminal offset by a reduction in contract labor in the Partnership’s Gulf Coast facilities and one-time maintenance projects in Blakeley, AL.

For the year ended December 31, 2014, the Partnership reported net income of $1.3 million, a decrease of $11.6 million over the full year 2013 net income of $12.8 million. For the full year 2014, the Partnership generated $30.2 million of Adjusted EBITDA, a 26% increase over the full year 2013 Adjusted EBITDA of $24.0 million. The Partnership’s throughput activity decreased by 1.1 mbpd, or 2%, during the full year 2014 compared to full year 2013 throughput activity. The Partnership's revenues for the full year 2014 increased by $7.1 million, or 15%, compared to full year 2013 revenues. The Partnership’s operating expenses for the full year 2014 increased by $8.3 million, or 43%, compared to full year 2013 operating expenses.

On January 30, 2015, the Partnership declared a quarterly cash distribution of $0.41 per unit, ($1.64 per unit on an annualized basis) for the period from October 1, 2014 through December 31, 2014. The distribution was paid on February 17, 2015 to unitholders of record as of February 9, 2015.

Conference Call

Arc Logistics will hold a conference call and webcast to discuss the fourth quarter and full year 2014 financial and operating results on March 12, 2015, at 8:00 a.m. Eastern. Interested parties may listen to the conference call by dialing (855) 433-0931. International callers may access the conference call by dialing (484) 756-4279. The conference call may also be accessed live over the internet by visiting the “Investors” page of the Partnership’s website at www.arcxlp.com and will be available for replay for approximately one month.

Arc Logistics Partners LP Schedule K-1s Available

Arc Logistics has completed the 2014 tax packages for its unitholders, including Schedule K-1. The tax packages are currently available online and may be accessed via Arc Logistics' website at www.arcxlp.com under "Investors >> Tax Information".  Arc Logistics expects to complete the process of mailing the Schedule K-1’s by March 13, 2015. For additional information, unitholders may also call Partner DataLink at (855) 280-3667 Monday through Friday from 8:00 a.m. – 5:00 p.m. Central or visit their website at https://www.partnerdatalink.com/ArcLogistics.

About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products. For more information please visit www.arcxlp.com.

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Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” Certain expressions including “believe,” “expect,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from forward looking statements include but are not limited to: (i) adverse economic, capital markets and political conditions; (ii) changes in the marketplace for the Partnership’s services; (iii) changes in supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership’s customers, vendors or competitors; (v) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of the Partnership’s assets; (vii) operating hazards, unforeseen weather events or matters beyond the Partnership’s control; (viii) effects of existing and future laws or governmental regulations; and (ix) litigation. Additional information concerning these and other factors that could cause the Partnership’s actual results to differ from projected results can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission, including the Partnership’s Annual Report on Form 10-K and any updates thereto in the Partnership’s subsequent quarterly reports on Form 10-Q and current reports on Forms 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Partnership defines Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and other charges that are not reflective of the Partnership’s ongoing operations. Adjusted EBITDA is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess (i) the performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the Partnership’s ability to make distributions; (iv) the Partnership’s ability to incur and service debt and fund capital expenditures; and (v) the Partnership’s ability to incur additional expenses. The Partnership believes that the presentation of Adjusted EBITDA provides useful information to investors in assessing its financial condition and results of operations.

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The Partnership defines distributable cash flow as Adjusted EBITDA less (i) cash interest expense paid; (ii) cash income taxes paid; (iii) maintenance capital expenditures paid; (iv) equity earnings from the LNG Interest; plus (v) cash distributions from the LNG Interest. Distributable cash flow is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements may use to evaluate whether the Partnership is generating sufficient cash flow to support distributions to its unitholders as well as measure the ability of the Partnership’s assets to generate cash sufficient to support its indebtedness and maintain its operations.

The GAAP measure most directly comparable to Adjusted EBITDA and distributable cash flow is net income. Adjusted EBITDA and distributable cash flow should not be considered as an alternative to net income. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income. Adjusted EBITDA or distributable cash flow should not be considered in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Additionally, because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in the Partnership’s industry, the Partnership’s definitions of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the reconciliation of net income to Adjusted EBITDA and distributable cash flow in the accompanying tables.

Investor Contact:
IR@arcxlp.com
www.arcxlp.com
212-993-1290

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ARC LOGISTICS PARTNERS LP

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
Third-party customers	$10,799	$10,202	$45,676	$39,662
Related parties	2,476	2,310	9,230	8,179
	13,275	12,512	54,906	47,841
Expenses:
Operating expenses	6,490	5,098	27,591	19,291
Selling, general and administrative	2,847	955	9,396	7,116
Selling, general and administrative - affiliate	996	642	3,990	2,484
Depreciation	1,942	1,682	7,261	5,836
Amortization	1,367	1,331	5,427	4,756
Long-lived asset impairment	6,114	-	6,114	-
Total expenses	19,756	9,708	59,779	39,483
Operating (loss) income	(6,481)	2,804	(4,873)	8,358
Other income (expense):
Gain on bargain purchase of business	-	-	-	11,777
Equity earnings from unconsolidated affiliate	2,489	1,307	9,895	1,307
Other income	7	2	17	48
Interest expense	(976)	(3,750)	(3,706)	(8,639)
Total other income (expenses), net	1,520	(2,441)	6,206	4,493
(Loss) income before income taxes	(4,961)	363	1,333	12,851
Income taxes	3	2	58	20
Net (loss) income	(4,964)	361	1,275	12,831
Less: Net income attributable to preferred units	-	223	-	1,770
Net (loss) income attributable to partners' capital	(4,964)	138	1,275	11,061
Other comprehensive (loss) income	(429)	492	(144)	492
Comprehensive (loss) income attributable to partners’ capital	$(5,393)	$630	$1,131	$11,553

Earnings per limited partner unit, basic:
Common units	$(0.40)	$0.03	$0.05	$0.23
Subordinated units	$(0.40)	$0.00	$0.05	$1.56

Earnings per limited partner unit, diluted:
Common units	$(0.40)	$0.01	$0.05	$0.10
Subordinated units	$(0.40)	$0.00	$0.05	$1.56

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ARC LOGISTICS PARTNERS LP

CONSOLIDATED BALANCE SHEETS

(In thousands, except unit amounts)

(Unaudited)

	December 31,	December 31,
	2014	2013
Assets:
Current assets:
Cash and cash equivalents	$6,599	$4,454
Trade accounts receivable	3,746	4,403
Due from related parties	900	722
Inventories	285	302
Other current assets	1,226	777
Total current assets	12,756	10,658
Property, plant and equipment, net	195,886	201,477
Investment in unconsolidated affiliate	72,858	72,046
Intangible assets, net	33,189	38,307
Goodwill	15,162	15,162
Other assets	1,737	1,716
Total assets	$331,588	$339,366
Liabilities and partners' capital:
Current liabilities:
Accounts payable	$2,136	$4,115
Accrued expenses	2,133	2,144
Due to general partner	409	127
Other liabilities	34	25
Total current liabilities	4,712	6,411
Credit facility	111,063	105,563
Other non-current liabilities	2,747	-
Commitments and contingencies
Partners' capital:
General partner interest	-	-
Limited partners' interest
Common units – (6,867,950 units issued and outstanding at December 31, 2014 and 2013)	119,130	125,375
Subordinated units – (6,081,081 units issued and outstanding at December 31, 2014 and 2013)	93,588	101,525
Accumulated other comprehensive income	348	492
Total partners' capital	213,066	227,392
Total liabilities and partners' capital	$331,588	$339,366

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ARC LOGISTICS PARTNERS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2014	2013
Cash flow from operating activities:
Net income	$1,275	$12,831
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	7,261	5,836
Amortization	5,427	4,756
Gain on bargain purchase of business	-	(11,777)
Long-lived asset impairment	6,114	-
Equity earnings from unconsolidated affiliate, net of distributions	(68)	-
Amortization of deferred financing costs	496	4,428
Unit-based compensation	3,138	-
Changes in operating assets and liabilities:
Trade accounts receivable	658	(3,430)
Due from related parties	(179)	120
Inventories	17	(47)
Other current assets	(449)	(606)
Accounts payable	(3,151)	1,765
Accrued expenses	(10)	680
Due to general partner	281	(88)
Other liabilities	2,756	(80)
Net cash provided by operating activities	23,566	14,388
Cash flows from investing activities:
Capital expenditures	(6,611)	(14,108)
Investment in unconsolidated affiliate	(1,197)	(72,740)
Distributions from unconsolidated affiliate, net of equity earnings	-	1,144
Net cash paid for acquisitions	-	(82,000)
Net cash used in investing activities	(7,808)	(167,704)
Cash flows from financing activities:
Distributions	(18,179)	(1,770)
Deferred financing costs	(518)	(5,248)
Repayments to credit facility	(25,000)	(50,937)
Proceeds from credit facility	30,500	126,000
Proceeds from initial public offering, net	-	117,296
Redemption of preferred units	-	(29,000)
Distribution equivalent rights paid on unissued units	(416)	-
Net cash (used in) provided by financing activities	(13,613)	156,341
Net increase in cash and cash equivalents	2,145	3,025
Cash and cash equivalents, beginning of period	4,454	1,429
Cash and cash equivalents, end of period	$6,599	$4,454

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ARC LOGISTICS PARTNERS LP

RECONCILIATION OF ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW AND SELECTED OPERATING DATA

(In thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net (Loss) Income	$(4,964)	$361	$1,275	$12,831
Income taxes	3	2	58	20
Interest expense	976	3,750	3,706	8,639
Gain on bargain purchase of business	-	-	-	(11,777)
Depreciation	1,942	1,682	7,261	5,836
Amortization	1,367	1,331	5,427	4,756
Long-lived asset impairment	6,114	-	6,114	-
One-time transaction expenses (a)	-	7	451	3,673
Non-cash unit-based compensation	1,720	-	3,154	-
Non-cash deferred rent expense (b)	225	-	2,731	-
Adjusted EBITDA	$7,383	$7,133	$30,177	$23,978
Cash interest expense	(864)		(3,398)
Cash income taxes	(3)		(58)
Maintenance capital expenditures	(720)		(2,522)
Equity earnings from the LNG Interest	(2,489)		(9,895)
Cash distributions received from the LNG Interest	2,529		9,827
Distributable Cash Flow	$5,836		$24,131

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Selected Operating Data:
Storage capacity (bbls)	6,425,100	4,959,100	6,425,100	4,959,100
Throughput (bpd)	62,882	68,937	69,543	70,683

_________________

(a)	The one-time transaction expenses for 2013 related to the due diligence and transaction expenses associated with the purchase of the Mobile, AL, Saraland, AL and Brooklyn, NY facilities; for 2014, such expenses related to the consummation of the Portland, OR terminal lease transaction.

(b)	The non-cash deferred rent expense relates to the accounting treatment for the Portland, OR terminal lease transaction.

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